UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2009

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware Delaware California (States or other jurisdictions of incorporation)	333-135646-12 333-135646 333-135646-11 (Commission File Numbers)	20-4192917 22-3463939 59-2740308 (IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(201) 940-7216 or (212) 813-9435

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                           Bankruptcy or Receivership.

As previously disclosed, on May 2, 2008, Linens Holding Co. and each of its direct and indirect U.S. subsidiaries, including Linens ’n Things, Inc. and Linens ’n Things Center, Inc. (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Proceeding”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 08-10832).  Since filing their petition, the Debtors have operated as debtors in possession under the jurisdiction of the Bankruptcy Court.

On June 15, 2009, the Bankruptcy Court entered an order (Docket No. 4493) (the “Confirmation Order”) confirming the Debtors’ Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as revised and filed with the Bankruptcy Court on June 12, 2009 (Docket No. 4488) (the “Plan”).  Previously, the Debtors filed with the Bankruptcy Court a Disclosure Statement in support of the Plan (Docket No. 3473) (the “Disclosure Statement”) and a Plan Supplement (Docket No. 4047) (“Plan Supplement”).  The description of the Confirmation Order and the Plan contained herein does not purport to be complete and is qualified in its entirety by reference to the Confirmation Order.  A copy of the Confirmation Order, which includes a copy of the Plan, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  Copies of the Confirmation Order, the Plan, the Disclosure Statement, the Plan Supplement, and other pleadings and documents filed with the Bankruptcy Court by the Debtors and other parties are also publicly available on the Internet at http://pacer.psc.uscourts.gov or www.kccllc.net/linensnthings.

The Plan contemplates a full liquidation of the Debtors’ assets.  Under the Plan, the proceeds of the liquidation, subject to certain exceptions, will be distributed to the holders of Allowed Senior Notes Claims (as defined in the Plan).  The holders of Allowed General Unsecured Claims (as defined in the Plan) will receive pro rata shares of the unsecured creditor share of the LNT Liquidating Trust (as described below).  The Plan also governs the payment of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims (each as defined in the Plan).  The holders of equity interests in the Debtors will not receive any property under the Plan.  As of the entry of the Confirmation Order, unless otherwise specified in the Plan Supplement, each executory contract or unexpired lease of the Debtors not previously expired or terminated, except for any executory contract or unexpired lease previously assumed or rejected, shall be deemed rejected.

The effective date of the Plan (the “Effective Date”) is defined in the Plan as the date selected by the Debtors with the consent of the Senior Noteholders Committee (as defined in the Plan) and the Creditors’ Committee (as defined in the Plan) that is a business day after entry of the Confirmation Order on which:  (1) no stay of the Confirmation Order is in effect; and (2) all conditions specified in the Plan have been satisfied.  Pursuant to the Confirmation Order, which modifies the Plan, the Effective Date shall be no later than August 30, 2009 although the date may be extended by motion filed with the Bankruptcy Court with the consent of the Creditors’ Committee and the Senior Noteholders Committee.

On the Effective Date, the Debtors’ estates and certain assets will be transferred into a liquidating trust (the “LNT Liquidating Trust”), and the terms of the Plan and the Liquidating Trust Agreement (as defined in the Plan) will govern any distributions of the LNT Liquidating Trust’s assets to the Debtors’ creditors.  The Debtors will continue to liquidate any property not transferred into the LNT Liquidating Trust, and the proceeds of the liquidation of such assets will be paid to the holders of Allowed Senior Notes Claims.

The registrants intend to file a Form 15 with the Securities and Exchange Commission (the “Commission”) to provide notice of the suspension of their reporting obligation under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon filing a Form 15, the registrants will immediately cease filing any further periodic reports under the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits.

99.1                           Order Confirming the Debtors’ Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2009

LINENS HOLDING CO.
LINENS ’N THINGS, INC.
LINENS ’N THINGS CENTER, INC.
(Registrants)

	By:	/s/ MICHAEL F. GRIES
Michael F. Gries, Interim Chief Executive Officer
and Chief Restructuring Officer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Order Confirming the Debtors’ Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code.